UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2026

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)
Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01 Regulation FD Disclosure.

On August 12, 2026, Portland General Electric (PGE) and the Staff of the Public Utility Commission of Oregon (OPUC Staff) entered into a stipulation in OPUC Docket UM 2385 that recommends that the Public Utility Commission of Oregon (OPUC) approve PGE's application for a corporate reorganization to create a holding company structure. The stipulation resolves the issues in the proceeding among PGE and OPUC Staff, subject to the terms and conditions set forth in the stipulation and OPUC review and approval.

The stipulation between PGE and OPUC Staff includes a monetary commitment of $45 million, of which $40 million will be issued as a rate credit to customers over a three-year period, and $5 million will be used to fund community based renewable energy projects, arrearage management programs and workforce development for clean energy trades, as well as improving access to waterfalls and other natural features in Oregon. The stipulation includes a comprehensive set of enforceable commitments. PGE’s material commitments include:

•
A commitment to refrain from seeking rate recovery of acquisition premiums, goodwill, transaction costs and other related costs;
•
A commitment to not provide funding or transfer assets over $1 million to any subsidiaries, excluding those to be funded or transferred to PGE and subsidiaries formed for purposes of the acquisition of assets in Washington, without OPUC approval under defined statutory standards;
•
A commitment to maintain service, safety, and reliability for customers and to provide regular reports on related metrics;
•
A commitment for PGE and the holding company to maintain separate credit ratings;
•
An agreement for the holding company to maintain its subsidiary PGE’s common equity at a level of 45% or higher, with the provision that the dividend may be suspended in certain circumstances including for significant decreases in credit ratings, without an OPUC-approved remediation plan;
•
A commitment to maintain adequate interest coverage and a pool of qualified assets to maintain the ability to issue First Mortgage Bonds;
•
A commitment to hold customers harmless from certain costs associated with the formation of the holding company, as well as from costs that may be incurred if the cost of debt becomes more costly as a result of the formation of the holding company;
•
The establishment of a share of PGE preferred stock held by an independent third party (Golden Share) that will override all other outstanding shares in the event of bankruptcy of the holding company;
•
Access to PGE and holding company books and records; and
•
An obligation to honor existing labor agreements.

The procedural schedule calls for a final decision by the OPUC on August 25, 2026, but the terms of the stipulation remain subject to review by the OPUC. In the final order, the OPUC could approve, reject, or modify the stipulation, and if any such modification is material, parties have the ability to withdraw. FERC has already approved the proposed holding company structure. The formation of a holding company requires shareholder approval. PGE intends to hold a special meeting of shareholders as soon as possible in 2026 to seek shareholder approval.

More information about the stipulation and the holding company proceeding (Docket UM 2385) is available on the OPUC website at www.oregon.gov/puc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	August 12, 2026	By:	/s/ Joseph R. Trpik
Joseph R. Trpik
Senior Vice President, Finance and Chief Financial Officer